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                                                                   EXHIBIT 10.30

                            SECOND AMENDMENT TO LEASE


         This Second Amendment to Lease ("Second Amendment") is effective September ___, 2001 and is entered into between STEPHAN H. GREENSPAN, PAUL RUBIN AND RICHARD M. VEHON, individuals (hereinafter collectively referred to as "Lessor") and K&G MEN'S COMPANY, INC., a Delaware Corporation (hereinafter referred to as "Lessee").

         WHEREAS, Lessor and Lessee entered into that certain lease agreement dated October 1, 1994, as amended by that Amendment to Lease dated April 16, 1996 (hereinafter collectively "Lease") whereby Lessee leased from Lessor that certain tract of land being Lot 5 and the South 20 feet of Lot 4, in BLOCK D, of FREEWAY INDUSTRIAL DISTRICT, an Addition to the City of Irving, Dallas County, Texas, according to the Map or Plat thereof recorded in Volume 402, Page 1437, of the Map Records of Dallas County, Texas together with all buildings, structures and other improvements, now or hereafter located thereon, containing approximately 12,500 square feet of frontage, and located at 3417 E. John Carpenter Freeway, Irving, TX 75062 (herein collectively referred to as the "Premises");

         WHEREAS, Lessor and Lessee desire to amend the Lease as herein set forth; and

         NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) in hand paid by each party to the other and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee agree that the Lease is hereby amended as follows:

         1. Section 2.01 of the Lease is amended by providing that the term of the Lease shall be extended to include the period from and including October 1, 2001 through September 30, 2003 (herein referred to as the " Second Extended Initial Term").

         Provided Lessee is not in default under the terms of the Lease as of the date of exercise, Lessee shall have the right and option (herein referred to as the "Third Renewal Option") to extend the term of the Lease for an additional one (1) year from October 1, 2003 through September 30, 2004 (herein referred to as the "Third Extension Term") after the expiration of the Second Extended Initial Term on the same terms and conditions set forth therein except the annual rent shall be determined as herein set forth. Lessee shall exercise the Third Renewal Option by written notice to Lessor given not less than one hundred eighty (180) prior to the expiration of the Second Extended Initial Term.

         Provided Lessee has exercised the Third Renewal Option and provided Lessee is not in default under the terms of the Lease as of the date of exercise, Lessee shall have the further right and option (herein referred to as the "Fourth Renewal Option") to extend the term of the Lease for an additional one (1) year from October 1, 2004 through September 30, 2005 (herein referred to as the "Fourth Extension Term") after the expiration of the Third Extension Term upon the same terms and conditions as set forth therein except that the annual rent shall be determined as herein set forth. Lessee shall exercise the Fourth Renewal Option by written notice to Lessor


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given not less than one hundred eighty (180) days prior to the expiration of the
Third Renewal Term.

         2. Section 4.01 of the Lease is amended by providing that during the Lease terms as set forth below, Lessee agrees to pay Lessor, as rent hereunder, an annual rent as follows:

        SECOND EXTENDED                             MONTHLY
        INITIAL TERM             ANNUAL RENT        INSTALLMENTS
        10/1/01 - 9/30/03        $74,500.00         $6,208.33

        THIRD EXTENSION                             MONTHLY
        TERM                     ANNUAL RENT        INSTALLMENTS
        10/1/03 - 9/30/04        $78,970.00         $6,580.33

        FOURTH EXTENSION                            MONTHLY
        TERM                     ANNUAL RENT        INSTALLMENTS
        10/1/04 - 9/30/05        $83,708.20         $6,975.68

         3. The parties hereby acknowledge that the Second, Third and Fourth Extension Terms as set forth herein supersede and replace the extensions as set forth in Paragraph 2 of the Amendment to Lease dated April 15, 1996.

         4. Lessor and Lessee hereby each warrant and represent to the other that there are no brokers or finders' fees or any real estate commissions due to any broker or other party in connection with the negotiation or execution of this Lease, or on behalf of either of them. Lessor and Lessee also hereby agree to indemnify and hold each other harmless from and against any and all costs, expenses (including attorneys' fees), liabilities, causes of action, claims or suits by any party for compensation, commissions, fees or other sums claimed to be due or owing with respect to this Lease.

         5. The Lease, as amended hereby, is and shall remain in full force and erect and is hereby ratified and confirmed in all respects. In the event of a conflict between the terms of the Lease or the terms of this Second Amendment, the terms of this Second Amendment shall control.

         6. Each and every covenant, term, condition and obligation contained in this Lease shall apply to and be binding upon and inure to the benefit or detriment or the respective legal representatives, successors and permitted assigns of Lessor and Lessee. Whenever reference to the parties hereto is made in this Lease, such reference shall be deemed to include the legal representatives, successors and assigns of said party the same as if in each case expressed.

         7. Each of Lessor and Lessee warrant to the other that they are duly authorized representatives, fully authorized to enter into this Amendment on such party's behalf and shall indemnify and hold the other harmless from all claims and losses of whatsoever nature arising as a result of breach of said warranty.


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

         IN WITNESS WHEREOF, Lessor and Lessee have caused these presents to be duly executed and their seals to be affixed hereunto as of the day and year first above written.

"LESSOR"
STEPHAN H. GREENSPAN
PAUL RUBEN
RICHARD M. VEHON

By:


State of GA
County of Cobb

         On 11/14/01 before me the undersigned Notary Public did this date appear _________________, known to me, who acknowledged to me that he is the person named in the instrument and he executed the same in his authorized capacity and that by his signature on the instrument the person executed the instrument.

Witness my hand and official seal
                                                        [STAMP]
/s/ NASEERA CHONG
---------------------------------



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

"LESSEE"
K&G MEN'S COMPANY, INC.


/s/ THOMAS L. JENNINGS
---------------------------------
By:  Thomas L. Jennings
Its: Vice-President

State of California
County of Alameda

         On November 12, 2001 before me the undersigned Notary Public did this date appear Thomas L. Jennings known to me, who acknowledged to me that he is the person named in the instrument and he executed the same in his authorized capacity and that by his signature on the instrument the person executed the instrument.

Witness my hand and official seal

/s/ AMY R. KENNON
---------------------------------

[STAMP]


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